Exhibit 5.1

                    [LETTERHEAD OF LOCKE LIDDELL & SAPP LLP]

January  17,  2000
Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Suite  300
Houston,  Texas  77008

Ladies  and  Gentlemen:

     We have acted as counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Trust"), in connection with the Registration Statement on Form S-8 filed by the Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to an additional 750,000 shares of the Trust's Common Shares of Beneficial Interest, $0.03 par value per share (the "Common Shares"), that may be issued pursuant to the Trust's 1993 Incentive Share Plan, as amended (the "Plan").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including the Trust's Declaration of Trust, the Trust's Bylaws and the Plan. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to the facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Trust or its representatives or officers.

     Based upon the foregoing, we are of the opinion that the Common Shares that may be issued by the Trust, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very  truly  yours,

                                   /s/  Locke  Liddell  &  Sapp  LLP

                                   LOCKE  LIDDELL  &  SAPP  LLP